                        WFS FINANCIAL 1997-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 1997
                     for Distribution Date of June 20, 1997


COLLECTIONS
                                                                                                          DOLLARS
Payments received                                                                                      61,253,230.07

        Plus:
              Servicer Advances                                                        1,777,654.31
              Reimbursement of holds                                                     561,718.99
                                                                                      -------------
                                                                                                      2,339,373.30
        Less:
              Reimbursement Advances
              Funds deposited in Holds Account                                          (494,224.33)
                                                                                      (1,368,327.81)
                                                                                      -------------
                                                                                                       (1,862,552.14)
                                                                                                       -------------

Total Funds Available for Distribution                                                                 61,730,051.23
                                                                                                       =============


DISTRIBUTIONS

      Servicing Fee                                                                    1,207,089.00
      Trustee and Other Fees                                                             186,498.67
      Other Miscellaneous Payments                                                       138,282.50
                                                                                      -------------
                                                                                                      1,531,870.17

      Note Interest Distributable Amount - Class A-1                  1,822,712.50
      Note Interest Distributable Amount - Class A-2                  2,141,395.83
      Note Interest Distributable Amount - Class A-3                  3,542,500.00
      Note Interest Distributable Amount - Class A-4                  1,124,062.50
                                                                     -------------

          Total Note Interest Distributable Amount                    8,630,670.83

      Certificate Interest Distributable Amount                         933,312.50
                                                                     -------------

Total Interest Distribution                                                            9,563,983.33


      Note Principal Distributable Amount - Class A-1 thru A-3       49,703,715.62

      Note Principal Distributable Amount - Class A-4                         0.00

      Certificate Principal Distributable Amount                              0.00
                                                                     -------------

Total Principal Distribution                                                          49,703,715.62
                                                                                      -------------

Total Principal and Interest Distribution                                                              59,267,698.95

      Spread Account Deposit                                                                              930,482.11


Total Distributions                                                                                    61,730,051.23
                                                                                                       =============

                        WFS FINANCIAL 1997-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 1997
                     for Distribution Date of June 20, 1997




PORTFOLIO DATA:
                                                              # of loans
      Beginning Security Balance                                           44,129                                 500,000,000.00

          Less:Scheduled Principal Balance                                      0             19,260,460.29
               Accelerated Principal Portion                                    0              2,414,176.50
               Full Prepayments                                             2,465             25,145,286.76
               Partial Prepayments                                              0                      0.00
               Liquidations                                                   271              2,883,792.07
                                                                                              --------------
                                                                                                                   49,703,715.62
                                                                                                                  --------------
      Ending Security Balance                                              41,393                                 450,296,284.38

OTHER RELATED INFORMATION:

Spread Account:

       Beginning Balance                                                                      15,000,000.00
             Deposits                                                                            930,482.11
             Reductions                                                                                0.00
                                                                                              --------------
       Ending Balance                                                                                              15,930,482.11

       Beginning  Initial Deposit Repayment                                                   15,000,000.00
             Repayments                                                                                0.00
                                                                                              --------------
       Ending Initial Deposit Repayment                                                                            15,000,000.00

Modified Accounts:
       Principal Balance                                                                               0.00%                0.00
       Scheduled Balance                                                                               0.00%                0.00

Servicer Advances
       Beginning Unreimbursed Advances:                                                                0.00
       New Advances                                                                            1,777,654.31
       Advances Reimbursed                                                                      (494,224.33)
                                                                                              --------------
       Ending Unreimbursed Advances:                                                                                1,283,429.98

Holding Account:
       Beginning Balance                                                                               0.00
       Funds Deposited                                                                         1,368,327.81
       Withdrawal to Collection Account                                                         (561,718.99)
                                                                                              --------------
       Ending Balance                                                                                                 806,608.82

Net Charge-Off Data:                                          # of loans
       Charge-Offs                                                            240              1,180,332.16
       Recoveries                                                              92                175,945.78
                                                                                              --------------
       Net Charge-Offs                                                        148                                   1,004,386.38

Delinquencies ( P&I):                                         # of loans
      30-59 Days                                                              326              3,457,989.85
      60-89 Days                                                               79                816,420.93
      90-119 Days                                                              36                306,320.75
      120-149 Days                                                              0                      0.00
      150 days and over                                                         0                      0.00


Repossessions                                                                  95                606,664.33

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
or 9.01 of the Sale and Servicing Agreement)                                   0                                           0.00

Charge-Off Percentage                                                                                                      2.63%
Delinquency Percentage                                                                                                     0.21%

WAC                                                                                                                     15.5252%
WAM                                                                                                                      54.443

                        WFS FINANCIAL 1997-A OWNER TRUST
                           Distribution Date Statement
                 for Master Service Report Date of May 31, 1997
                     for Distribution Date of June 20, 1997


                            BEGINNING                                 PRIOR     CURRENT                   REMAINING      TOTAL
            ORIGINAL       OUTSTANDING                 ACCELERATED  PRINCIPAL  PRINCIPAL                 OUTSTANDING    PRINCIPAL
            PRINCIPAL       PRINCIPAL     PRINCIPAL     PRINCIPAL   CARRYOVER  CARRYOVER   PRINCIPAL      PRINCIPAL    AND INTEREST
CLASSES      BALANCE         BALANCE    DISTRIBUTABLE    PORTION    SHORTFALL  SHORTFALL  DISTRIBUTION     BALANCE     DISTRIBUTION
====================================================================================================================================
  A-1   105,000,000.00  105,000,000.00  47,289,539.12  2,414,176.50    0.00      0.00   49,703,715.60   55,296,284.38  51,526,428.12

  A-2   115,000,000.00  115,000,000.00           0.00          0.00    0.00      0.00            0.00  115,000,000.00   2,141,395.83

  A-3   180,000,000.00  180,000,000.00           0.00          0.00    0.00      0.00            0.00  180,000,000.00   3,542,500.00

  A-4    55,000,000.00   55,000,000.00           0.00          0.00    0.00      0.00            0.00   55,000,000.00   1,124,062.50

Certif-
cate     45,000,000.00   45,000,000.00           0.00          0.00    0.00      0.00            0.00   45,000,000.00     933,312.50
====================================================================================================================================
TOTAL   500,000,000.00   50,000,000.00  47,289,539.12  2,414,176.50   0.00       0.00   49,703,715.62  450,296,284.38  59,267,698.95

====================================================================================================================================


===================================================================================================================
                                                     PRIOR      CURRENT
                                                   INTEREST    INTEREST                      DEFICIENCY      POLICY
    NOTE           INTEREST          CALCULATED   CARRYOVER   CARRYOVER            INTEREST       CLAIM       CLAIM
 CLASSES               RATE            INTEREST   SHORTFALL   SHORTFALL        DISTRIBUTION      AMOUNT      AMOUNT
===================================================================================================================

   A-1                5.50%        1,822,712.50        0.00        0.00        1,822,712.50        0.00        0.00

   A-2                5.80%        2,141,395.83        0.00        0.00        2,141,395.83        0.00        0.00

   A-3                6.05%        3,542,500.00        0.00        0.00        3,542,500.00        0.00        0.00

   A-4                6.30%        1,124,062.50        0.00        0.00        1,124,062.50        0.00        0.00

Certificate           6.40%          933,312.50        0.00        0.00          933,312.50        0.00        0.00
===================================================================================================================
                                                                                                   0.00        0.00


                                                                                         Note Percentage    100.00%

                                                                                  Certificate Percentage      0.00%
===================================================================================================================

    TOTAL                          9,563,983.33        0.00         0.00       9,563,983.33
===================================================================================================================

                        WFS FINANCIAL 1997-A OWNER TRUST
                             Officer's Certificate
                 for Master Service Report Date of May 31, 1997
                     for Distribution Date of June 20, 1997


Detailed Reporting

            See Schedule F




WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of May 31, 1997 and were performed in conformity with the Sale and Servicing Agreement dated March 1, 1997.







                                       /s/ Lee A. Whatcott
                                       -----------------------------------------
                                       Lee A. Whatcott
                                       Executive Vice President
                                       Chief Financial Officer




                                       /s/ Mark Olson
                                       -----------------------------------------
                                       Mark Olson
                                       Senior Vice President
                                       Controller